Xilio Therapeutics Announces 1-for-14 Reverse Stock Split

WALTHAM, Mass., March 12, 2026 -- Xilio Therapeutics, Inc. (Nasdaq: XLO), a clinical-stage biotechnology company discovering and developing masked immuno-oncology therapies for people living with cancer, today announced that it will implement a 1-for-14 reverse stock split of the issued shares of the company’s common stock, effective at 5:00 p.m. Eastern Time on March 13, 2026.

The reverse stock split was approved by the company’s stockholders at the company’s Special Meeting of Stockholders held on February 23, 2026, with the final ratio subsequently determined by the company’s Board of Directors. One of the primary goals of the reverse stock split is to increase the per-share market price of the company’s common stock to enable the company to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

The company’s common stock is expected to begin trading on a split-adjusted basis when the markets open on March 16, 2026 under the company’s existing ticker “XLO” with the new CUSIP number 98422T209.

At the effective time of the reverse stock split, every 14 shares of the company’s issued and outstanding common stock will be automatically reclassified and combined into one share of common stock. This will reduce the number of outstanding shares of Xilio’s common stock from approximately 73.5 million shares to approximately 5.2 million shares. The reverse stock split will not change the number of authorized shares of the company’s common stock or the par value of the common stock. All outstanding warrants and other securities entitling their holders to purchase or otherwise receive shares of common stock will be adjusted as a result of the reverse split, as required by the terms of each security. In addition, proportionate adjustments will be made to the number of shares of common stock available for issuance under the company's equity incentive plans and the number of shares underlying and, in the case of stock options, the exercise prices of, outstanding equity awards under such plans, in accordance with their respective terms and as described in the company's proxy statement for its Special Meeting of Stockholders as filed with the Securities and Exchange Commission (SEC) on January 26, 2026 (the Proxy Statement).

No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio. Instead, each such stockholder will be entitled to receive a cash payment in lieu of a fractional share.

Computershare Trust Company, N.A. is acting as the exchange agent and transfer agent for the reverse stock split. Stockholders holding their shares electronically are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker or other nominee will have their positions adjusted to reflect the reverse stock split and will receive payment for any fractional shares in accordance with the processes at their respective bank, broker or nominee. Additional information regarding the reverse stock split can be found in the Proxy Statement.

About Xilio Therapeutics

Xilio Therapeutics is a clinical-stage biotechnology company discovering and developing masked immuno-oncology (I-O) therapies with the goal of significantly improving outcomes for people living with cancer without the systemic side effects of current I-O treatments. The company is leveraging its proprietary masking technology to advance a pipeline of novel, masked I-O molecules that are designed to optimize the therapeutic index by localizing anti-tumor activity within the tumor microenvironment. Learn more by visiting www.xiliotx.com and follow us on LinkedIn (Xilio Therapeutics, Inc.).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the reverse stock split and the timing thereof, the impact of the reverse stock split on stockholders and other securityholders; and the potential for Xilio to increase its share price and regain compliance with the Nasdaq continued listing rules. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks related to general market conditions and geopolitical uncertainties; risks and uncertainties related to ongoing and planned research and development activities, including initiating, conducting or completing preclinical studies and clinical trials and the timing and results of such preclinical studies or clinical trials; the delay of any current or planned preclinical studies or clinical trials or the development of Xilio’s current or future product candidates; Xilio’s need to obtain additional cash resources to advance its pipeline of tumor-activated I-O molecules; the impact of international trade policies on Xilio’s business, including U.S. and China trade policies; and Xilio’s ability to maintain its collaboration or partnership agreements with AbbVie, Gilead and Roche. These and other risks and uncertainties are described in greater detail in the sections entitled “Risk Factor Summary” and “Risk Factors” in Xilio’s filings with the SEC, including Xilio’s most recent Quarterly Report on Form 10-Q and any other filings that Xilio has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Xilio’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Xilio explicitly disclaims any obligation to update any forward-looking statements.

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Investor Contact
Alex Lobo, Precision AQ
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Media Contact
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